UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2020

SANARA MEDTECH INC.

 (Exact name of registrant as specified in its charter)

Texas	000-11808	59-2219994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Summit Avenue, Suite 414

Fort Worth, Texas	76102
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (817)-529-2300

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08
Shareholder Director Nominations.

The Board of Directors of Sanara MedTech Inc., a Texas corporation (the “Company”) has established July 9, 2020 as the date of the Company’s 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”) and June 11, 2020 as the record date for determining shareholders entitled to notice of and to vote at the 2020 Annual Meeting. Because the Company did not hold an annual meeting the previous year, shareholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2020 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must ensure that such proposal is received by the Company’s Corporate Secretary at 1200 Summit Ave., Suite 414, Fort Worth, Texas 76102, on or before the close of business on June 4, 2020, which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials. Any such proposal must also meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy materials for the 2020 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sanara MedTech Inc.

Date: May 21, 2020	By:	/s/ Michael D. McNeil
Name: Michael D. McNeil
Title: Chief Financial Officer